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                                                                     Exhibit 4.8

                         ENVIRONMENTAL POWER CORPORATION

                             STOCK OPTION AGREEMENT

This Stock Option Agreement is entered into between Environmental Power Corporation (the "Company") and Robert I. Weisberg ("Optionee").

I.   NOTICE OF STOCK OPTION GRANT

Pursuant to a July 20, 2001 resolution of the Board of Directors of the Company, the undersigned Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of this Option Agreement, as follows:

         Grant Number
                                                _____________________________________________

         Date of Grant                                         9/14/01
                                                ---------------------------------------------

         Vesting Commencement Date                             9/14/01
                                                ---------------------------------------------

         Exercise Price per Share                               $0.72
                                                ---------------------------------------------

         Total Number of Shares Underlying
         Grant                                                 350,000
                                                ---------------------------------------------

         Total Exercise Price                                  $252,000
                                                ---------------------------------------------

         Type of Option:                             ________    Incentive Stock Option

                                                        X     Nonqualified Stock Option
                                                     -------

         Term/Expiration Date:                                      9/14/06
                                                ---------------------------------------------

Vesting:

This Option shall be exercisable, in whole or in part, immediately upon the grant of the Option as of September 14, 2001.

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Termination Period:

Upon Optionee's death or disability, this Option may be exercised for one (1) year after Optionee's death or disability, respectively.

II.  AGREEMENT

     1. Grant of Option. The Company hereby grants to the Optionee an Option to purchase the number of Shares set forth in the Notice of Grant, at the Exercise Price per Share set forth in the Notice of Grant. This Option shall be treated as a Nonqualified Stock Option ("NSO").

     2.    Exercise of Option.

                 (a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of this Option Agreement.

                 (b) Method of Exercise and Payment. This Option shall be exercisable by delivery of an Exercise Notice in the form attached as Exhibit A which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all exercised Shares. Optionee may pay the Exercise Price by cash or check (bank check, certified check, or personal check) or, with the approval of the Company, by delivering to the Company the full Exercise Price in a combination of cash, not less than the par value of one share of Common Stock multiplied by the number of shares of Common Stock with respect to which the Option is being exercised, and a full recourse promissory note with a term not to exceed five (5) years, which promissory note shall provide for interest on the unpaid balance thereof which at all times is not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market rate loan pursuant to Sections 483, 1274 or 7872 of the Internal Revenue Code of 1986, as amended. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

                 In addition, as an alternative to payment of the Exercise Price in accordance with the preceding paragraph, the Optionee may elect to effect a cashless exercise by so indicating on the exercise notice and including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, the Optionee shall surrender this Option for that number of shares of Common Stock determined by multiplying the number of shares of Common Stock for which this Option is being exercised by the difference between the "Closing Price", as herein defined minus the exercise price in effect at such time, divided by the Closing Price. The "Closing Price" for each day shall be

                                       2

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the last reported sale price regular way or, in case no sale takes place on such day, the average of the closing bid and asked prices regular way on such day, in either case as reported on the primary exchange, automated quotation system or reporting system on which the Common Stock is listed or trades or is reported, or if no prices shall be so reported, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Company for such purpose, or if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of the Common Stock on such day as determined in good faith by the Board of Directors of the Company.

                 No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with applicable federal, state and local securities laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     3. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     4. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Option.

     5. Optionee's Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

     6. Lock-Up Period. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

                                       3

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     7.    Tax Consequences. Set forth below is a brief summary as of the date of this Agreement of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

              (a) Exercise of NSO. There may be a regular federal income tax liability, at ordinary income tax rates, upon the exercise of the Option. If Optionee is an employee or a former employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

              (b) Disposition of Shares. The disposition of Shares is generally a taxable event. The tax treatment will depend on the length of time for which the Shares have been held by Optionee.

     8. Entire Agreement; Governing Law. This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the laws of the State of New Hampshire.

Optionee has reviewed this Option Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions arising under this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE                                           ENVIRONMENTAL POWER
                                                   CORPORATION

                                                   By:
------------------------------                        --------------------------

Signature                                          Name:
                                                        ------------------------

------------------------------                     -----------------------------

Print Name                                         Title:


------------------------------

------------------------------

Residence Address

                                       5

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                                                                       EXHIBIT A

                                 EXERCISE NOTICE

ENVIRONMENTAL POWER CORPORATION
500 Market Street, Suite 1-E
Portsmouth, NH  03801
Attention: __________________

          1. Exercise of Option. Effective as of today, ___________, 20__, the undersigned Optionee hereby elects to exercise Optionee's option to purchase ________ Shares of the Common Stock of ENVIRONMENTAL POWER CORPORATION (the "Company") under and pursuant to the Stock Option Agreement dated September 14, 2001 (the "Option Agreement").

          2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement.

          3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

          4. Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance.

          5. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

          6. Restrictive Legends and Stop-Transfer Orders.

               (a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN
          ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE
          SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED,

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          PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION
          OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND ANY STATE SECURITIES LAWS.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

               (b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

               (c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

          7. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

          8. Governing Law; Severability. This Exercise Notice is governed by the laws of the State of New Hampshire.

          9. Entire Agreement. The Option Agreement is incorporated herein by reference. This Exercise Notice, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee.



Submitted by:                           Accepted by:


OPTIONEE                                ENVIRONMENTAL POWER
                                        CORPORATION



______________________________          By:_____________________________________

Signature                               Name: __________________________________



Robert I. Weisberg                      Title:__________________________________
------------------------------

Print Name



Address:                                Address:
-------                                 -------



______________________________          500 Market Street, Suite 1-E
                                        ----------------------------------------



______________________________          Portsmouth, New Hampshire  03801
                                        ----------------------------------------


                                        ________________________________________

                                        Date Received

                                                                       EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:         Robert I. Weisberg


COMPANY:          Environmental Power Corporation


SECURITY:


AMOUNT:


DATE:

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

(a) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

(b) Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable state securities laws.

(c) Optionee is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly

                                      B-1

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or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 144 requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the following conditions:
(1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three-month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

(d) Optionee further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

                                         Signature of Optionee:

                                         _______________________________________

                                         Date: __________________________

                                      B-2